SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 24, 2005

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

2575 East Camelback Rd. Phoenix, AZ		85016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K consists of 2 pages.

Item 8.01. Other Events

 On January 24, 2005, Southern Peru Copper Corporation (the “Company”) entered into an unsecured term loan credit facility for $200 million with a syndicate of banks led by Citibank N. A.  The Company intends to use the net proceeds of the loan to fund substantially all the redemption price of $199 million principal amount of outstanding bonds publicly issued in Peru under the Company’s medium-term note program, with improved terms and conditions.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southern Peru Copper Corporation

	By:	/s/ Jaime Fernando Collazo González
Jaime Fernando Collazo González
	Its:	Vice President, Finance and Chief Financial Officer

Date: January 27, 2005